WC SEE REVERSE FOR CERTAIN RESTRICTIONS COMMON STOCK CUSIP 947890 10 9 THIS CERTIFIES THAT is the owner of FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF WEBSTER FINANCIAL CORPORATION (the “Corporation”), a Delaware corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation’s transfer agent and registrar. IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed. Dated: By: Secretary Chairman and Chief Executive Officer COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY (NEW YORK) TRANSFER AGENT BY: AND REGISTRAR AUTHORIZED SIGNATURE
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WEBSTER FINANCIAL CORPORATION
The shares represented by this certificate are issued subject to all the provisions of the certificate of incorporation and bylaws of Webster Financial Corporation (the “Corporation”) as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents. The Corporation will furnish to any shareholder upon request and without charge a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its transfer agent and registrar.
ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM as tenants in common UNIF GIFT MIN ACT Custodian TEN ENT as tenants by the entireties (Cust) (Minor) JT TEN as joint tenants with right SPECIMEN under Uniform Gifts to Minors of survivorship and not as Act tenants in common (State) Additional abbreviations may also be used though not in the above list.
For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER
Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee
represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Shares on the books of the Corporation with full power of substitution in the premises.
Dated, NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

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